NEWS	Exhibit 99.1

Mark Graff
Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2018 Q2 Diluted EPS of $0.28 and Adjusted Diluted EPS of $0.38
Q2 Comparable Restaurant Sales Growth of 4.0% at Outback and 2.4% Combined U.S.
Reaffirms Full Year 2018 Guidance For Adjusted Diluted EPS
Increases 2018 Guidance For Combined U.S. Comparable Restaurant Sales

TAMPA, Fla., July 30, 2018 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the second quarter 2018 (“Q2 2018”) compared to the second quarter 2017 (“Q2 2017”).

Highlights for Q2 2018 include the following:

•	Comparable restaurant sales were up 4.0% at U.S. Outback Steakhouse with traffic up 0.6%(1);

•	Combined U.S. comparable restaurant sales were up 2.4%(1);

•	Comparable restaurant sales were down 6.1% for Outback Steakhouse in Brazil; and

•	Opened eight new restaurants, including seven in international markets.
____________________________

(1)	For Q2 2018, comparable restaurant sales and traffic compare the thirteen weeks from April 2, 2018 through July 1, 2018 to the thirteen weeks from April 3, 2017 through July 2, 2017.

Diluted EPS and Adjusted Diluted EPS

The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods as indicated below.

	Q2
	2018	2017	CHANGE
Diluted earnings per share	$0.28	$0.34	$(0.06)
Adjustments	0.10	(0.07)	0.17
Adjusted diluted earnings per share	$0.38	$0.27	$0.11

___________________
See Non-GAAP Measures later in this release.

CEO Comments
“Our strong momentum continued in the second quarter, and we remain on track for a very good year at Bloomin’ Brands,” said Liz Smith, CEO. “At Outback, sales and traffic continued to out-pace the industry, and it is clear that our investments are working. Our strong domestic performance enables us to deliver our financial objectives for the year despite a challenging environment in Brazil.”

Second Quarter Financial Results

(dollars in millions)	Q2 2018	Q2 2017	CHANGE
Total revenues	$1,031.8	$1,036.5	(0.4)%

GAAP restaurant-level operating margin	15.0%	14.9%	0.1%
Adjusted restaurant-level operating margin (1)	14.9%	14.8%	0.1%

GAAP operating income margin	3.2%	4.0%	(0.8)%
Adjusted operating income margin (1)	4.1%	4.4%	(0.3)%
___________________

(1)	See Non-GAAP Measures later in this release.

•
The decrease in total revenues was primarily due to domestic refranchising and foreign currency translation, partially offset by the net impact of restaurant openings and closures and higher U.S. comparable restaurant sales.

•
The decrease in GAAP operating income margin was primarily due to impairment expenses associated with international restructuring as well as labor inflation, commodity inflation and lower sales in Brazil. These decreases were partially offset by increases in average check, productivity initiatives and lower advertising expense.

•	The primary difference between GAAP and adjusted operating income margin is Q2 2018 adjusted operating income margin excludes impairment charges related to international restructuring.

•
The effective income tax rate in Q2 2018 includes $6.2 million of tax benefit driven primary by exercises of certain legacy stock options. These exercises benefited Q2 2018 diluted earnings per share by approximately $0.07.

Second Quarter Comparable Restaurant Sales(1)

THIRTEEN WEEKS ENDED JULY 1, 2018	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	4.0%
Carrabba’s Italian Grill	(0.6)%
Bonefish Grill	1.5%
Fleming’s Prime Steakhouse & Wine Bar	0.3%
Combined U.S.	2.4%

International
Outback Steakhouse - Brazil	(6.1)%
___________________

(1)	For Q2 2018, comparable restaurant sales compare the thirteen weeks from April 2, 2018 through July 1, 2018 to the thirteen weeks from April 3, 2017 through July 2, 2017.

Dividend Declaration and Share Repurchases
On July 25, 2018, our Board of Directors declared a quarterly cash dividend of $0.09 per share to be paid on August 22, 2018 to all stockholders of record as of the close of business on August 9, 2018.

On February 16, 2018, our Board of Directors approved a $150.0 million share repurchase program. As of July 30, 2018, we had $69.0 million remaining under this authorization. This authorization will expire on August 16, 2019.

Fiscal 2018 Financial Outlook
We are updating our 2018 financial outlook for GAAP diluted earnings per share, U.S. comparable restaurant sales and our tax rate. All other aspects of our full-year financial outlook as previously communicated in our April 26, 2018 earnings release remain intact. Our tax rate is now expected to be lower due to the tax benefit from the exercise of certain legacy stock options in Q2 2018. See the table below for more detail.

We are reaffirming our full-year adjusted diluted earnings per share guidance of $1.38 to $1.45. The benefit of stronger than expected U.S. comparable restaurant sales and our lower than expected tax rate are expected to be offset by political headwinds and foreign currency translation losses impacting our business in Brazil.

Financial Results:	Outlook on Apr. 26	Current Outlook
GAAP diluted earnings per share (1)	$1.28 to $1.35	$1.24 to $1.31

GAAP effective income tax rate (1)	6.5% to 7.5%	2.5% to 3.5%

Adjusted effective income tax rate (1)	8.5% to 9.5%	4.5% to 5.5%

Other Selected Financial Data:
Combined U.S. comparable restaurant sales (2)	1% to 2%	1.5% to 2.5%
___________________

(1)
The primary difference between our U.S. GAAP outlook and our adjusted outlook for both diluted earnings per share and effective income tax rate is driven by adjustments through Q2 2018 as reflected in Table 5 of this release, as well as anticipated adjustments in connection with our relocation and restaurant closure initiatives.

(2)
Combined U.S. comparable restaurant sales outlook is based on a comparable calendar basis. For 2018, this will compare the 52 weeks from January 1, 2018 through December 30, 2018 to the 52 weeks from January 2, 2017 through December 31, 2017.

Conference Call
The Company will host a conference call today, July 30th at 9:00 AM ET. The conference call can be accessed live over the telephone by dialing (877) 407-9039 or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers. The replay will be available through Monday, August 6, 2018. The conference ID for the live call and replay is 13681471. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Impact of the Adoption of New Revenue Recognition Standard
Effective January 1, 2018, the Company adopted Accounting Standards Update No. 2014-09 “Revenue Recognition (Topic 606), Revenue from Contracts with Customers”. Refer to Exhibit 99.2 to our April 26, 2018 Form 8-K for additional information regarding the Company’s adoption of this standard and the impact to our historical financial results.

Non-GAAP Measures

In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five, and six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

In this release, we have also included forward-looking non-GAAP information under the caption “Fiscal 2018 Financial Outlook”. This relates to our current expectations for fiscal year 2018 adjusted diluted EPS, combined U.S. comparable restaurant sales and adjusted effective income tax rate. We have also provided information with respect to our expectations for the corresponding GAAP measures.

The differences between our disclosed GAAP and non-GAAP expectations are described to the extent practicable under “Fiscal 2018 Financial Outlook”. However, in addition to the general cautionary language regarding all forward-looking statements included elsewhere in this release, we note that, because the items we adjust for in our non-GAAP measures may vary from period to period without correlation to our core performance, they are by nature more difficult to predict and estimate, so additional adjustments may occur in the remainder of the fiscal year and they may significantly impact our GAAP results.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 19 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments” and “Fiscal 2018 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; application of the new revenue recognition rules or other accounting standards; the effects of changes in tax laws; challenges associated with our expansion, remodeling and relocation plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions; the cost and availability of credit; interest rate changes; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JULY 1, 2018	JUNE 25, 2017	JULY 1, 2018	JUNE 25, 2017
Revenues
Restaurant sales	$1,015,484	$1,021,184	$2,114,487	$2,165,015
Franchise and other revenues	16,330	15,274	33,792	26,154
Total revenues	1,031,814	1,036,458	2,148,279	2,191,169
Costs and expenses
Cost of sales	322,790	323,130	674,922	687,878
Labor and other related	301,921	297,857	612,983	622,255
Other restaurant operating	238,379	248,412	491,724	499,536
Depreciation and amortization	50,782	48,063	100,902	94,653
General and administrative	76,129	77,056	144,825	148,997
Provision for impaired assets and restaurant closings	8,889	598	11,628	19,674
Total costs and expenses	998,890	995,116	2,036,984	2,072,993
Income from operations	32,924	41,342	111,295	118,176
Loss on extinguishment and modification of debt	—	(260)	—	(260)
Other (expense) income, net	(6)	7,281	(5)	7,230
Interest expense, net	(11,319)	(9,543)	(21,629)	(18,684)
Income before (benefit) provision for income taxes	21,599	38,820	89,661	106,462
(Benefit) provision for income taxes	(5,124)	2,988	(3,199)	20,992
Net income	26,723	35,832	92,860	85,470
Less: net income attributable to noncontrolling interests	2	699	741	1,712
Net income attributable to Bloomin’ Brands	$26,721	$35,133	$92,119	$83,758

Earnings per share:
Basic	$0.29	$0.36	$1.00	$0.83
Diluted	$0.28	$0.34	$0.97	$0.80

Weighted average common shares outstanding:
Basic	92,120	98,852	92,194	100,963
Diluted	94,361	102,421	95,072	104,417

Cash dividends declared per common share	$0.09	$0.08	$0.18	$0.16

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
U.S. Segment	JULY 1, 2018	JUNE 25, 2017	JULY 1, 2018	JUNE 25, 2017
Revenues
Restaurant sales	$908,937	$908,264	$1,893,281	$1,943,819
Franchise and other revenues	13,418	12,532	27,781	20,650
Total revenues	$922,355	$920,796	$1,921,062	$1,964,469
Restaurant-level operating margin	14.5%	13.8%	15.4%	15.8%
Income from operations	$76,913	$74,207	$186,047	$183,024
Operating income margin	8.3%	8.1%	9.7%	9.3%
International Segment
Revenues
Restaurant sales	$106,547	$112,920	$221,206	$221,196
Franchise and other revenues	2,912	2,742	6,011	5,504
Total revenues	$109,459	$115,662	$227,217	$226,700
Restaurant-level operating margin	17.7%	21.1%	18.6%	20.7%
(Loss) income from operations	$(2,049)	$9,728	$6,276	$18,363
Operating (loss) income margin	(1.9)%	8.4%	2.8%	8.1%
Reconciliation of Segment (Loss) Income from Operations to Consolidated Income from Operations
Segment income (loss) from operations
U.S.	$76,913	$74,207	$186,047	$183,024
International	(2,049)	9,728	6,276	18,363
Total segment income from operations	74,864	83,935	192,323	201,387
Unallocated corporate operating expense	(41,940)	(42,593)	(81,028)	(83,211)
Total income from operations	$32,924	$41,342	$111,295	$118,176

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(in thousands)	JULY 1, 2018	DECEMBER 31, 2017
Cash and cash equivalents (1)	$81,694	$128,263
Net working capital (deficit) (2)	$(383,106)	$(453,183)
Total assets	$2,389,866	$2,561,894
Total debt, net	$1,139,729	$1,118,104
Total stockholders’ equity (3)	$91,470	$81,231
Common stock outstanding (3)	92,437	91,913
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(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities, and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

(3)
During the twenty-six weeks ended July 1, 2018, we issued 3.6 million shares of our common stock through the exercise of stock options and repurchased 3.4 million shares of our outstanding common stock.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTEEN WEEKS ENDED		(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	JULY 1, 2018		JUNE 25, 2017
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED (1)	QUARTER TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.8%	31.8%	31.6%	31.6%	(0.2)%
Labor and other related	29.7%	29.7%	29.2%	29.2%	(0.5)%
Other restaurant operating	23.5%	23.6%	24.3%	24.3%	0.7%

Restaurant-level operating margin (2)	15.0%	14.9%	14.9%	14.8%	0.1%

Segments:
Restaurant-level operating margin - U.S. (2)	14.5%	14.4%	13.8%	13.8%	0.6%
Restaurant-level operating margin - International (2)	17.7%	17.1%	21.1%	21.1%	(4.0)%

	TWENTY-SIX WEEKS ENDED		TWENTY-SIX WEEKS ENDED		(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	JULY 1, 2018		JUNE 25, 2017
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED (1)	YEAR TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.9%	31.9%	31.8%	31.8%	(0.1)%
Labor and other related	29.0%	29.0%	28.7%	28.7%	(0.3)%
Other restaurant operating	23.3%	23.4%	23.1%	23.3%	(0.1)%

Restaurant-level operating margin (2)	15.8%	15.7%	16.4%	16.2%	(0.5)%

Segments:
Restaurant-level operating margin - U.S. (2)	15.4%	15.3%	15.8%	15.5%	(0.2)%
Restaurant-level operating margin - International (2)	18.6%	18.3%	20.7%	20.7%	(2.4)%
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(1)	Includes adjustments recorded in Other restaurant operating for the following activities, as described in Table 5 of this release:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in millions)	JULY 1, 2018	JUNE 25, 2017	JULY 1, 2018	JUNE 25, 2017
Restaurant and asset impairments and closing costs	$1.4	$(0.2)	$2.2	$4.8
Restaurant relocations and related costs	$0.2	$0.3	0.4	$0.5
Restaurant and asset impairments and closing costs includes $0.6 million of adjustments for the thirteen and twenty-six weeks ended July 1, 2018, recorded the International segment. All other adjustments were recorded within the U.S. segment.

(2)
The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:

(i)	Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.

(ii)	Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.

(iii)	General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.

(iv)	Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JULY 1, 2018	JUNE 25, 2017	JULY 1, 2018	JUNE 25, 2017
Income from operations	$32,924	$41,342	$111,295	$118,176
Operating income margin	3.2%	4.0%	5.2%	5.4%
Adjustments:
Restaurant and asset impairments and closing costs (1)	7,886	702	9,181	16,199
Restaurant relocations and related costs (2)	1,353	2,251	3,078	4,358
Legal and contingent matters	288	—	758	—
Severance (3)	—	—	965	—
Transaction-related expenses (4)	—	1,240	—	1,447
Total income from operations adjustments	9,527	4,193	13,982	22,004
Adjusted income from operations	$42,451	$45,535	$125,277	$140,180
Adjusted operating income margin	4.1%	4.4%	5.8%	6.4%

Net income attributable to Bloomin’ Brands	$26,721	$35,133	$92,119	$83,758
Adjustments:
Income from operations adjustments	9,527	4,193	13,982	22,004
Gain on disposal of business and other costs (5)	—	(7,284)	—	(7,284)
Loss on extinguishment and modification of debt	—	260	—	260
Total adjustments, before income taxes	9,527	(2,831)	13,982	14,980
Adjustment to (benefit) provision for income taxes (6)	(438)	(4,525)	(2,119)	(8,944)
Net adjustments	9,089	(7,356)	11,863	6,036
Adjusted net income	$35,810	$27,777	$103,982	$89,794

Diluted earnings per share	$0.28	$0.34	$0.97	$0.80
Adjusted diluted earnings per share	$0.38	$0.27	$1.09	$0.86

Diluted weighted average common shares outstanding	94,361	102,421	95,072	104,417
_________________

(1)	Represents asset impairment charges and related costs primarily associated with approved closure and restructuring initiatives, and the restructuring of certain international markets.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(3)	Relates to severance expense incurred primarily as a result of restructuring of certain functions.

(4)
Relates primarily to professional fees related to certain income tax items in which the associated tax benefit is adjusted in Adjustments to provision for income taxes, as described in footnote 6 below.

(5)	Primarily relates to the sale of 54 U.S. Company-owned restaurants to existing franchisees in 2017.

(6)
Represents income tax effect of the adjustments for the periods presented. Adjustments include the impact of excluding $4.6 million of discrete income tax items for the thirteen and twenty-six weeks ended June 25, 2017.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JULY 1, 2018	JUNE 25, 2017	JULY 1, 2018	JUNE 25, 2017
Other restaurant operating	$(1,560)	$(148)	$(2,518)	$(5,287)
Depreciation and amortization	1,523	1,739	3,111	3,332
General and administrative	1,533	2,005	3,090	4,394
Provision for impaired assets and restaurant closings	8,031	597	10,299	19,565
Loss on defeasance, extinguishment and modification of debt	—	260	—	260
Other (expense) income, net	—	(7,284)	—	(7,284)
(Benefit) provision for income taxes	(438)	(4,525)	(2,119)	(8,944)
Net adjustments	$9,089	$(7,356)	$11,863	$6,036

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JULY 1, 2018	JUNE 25, 2017	JULY 1, 2018	JUNE 25, 2017
Income from operations	$76,913	$74,207	$186,047	$183,024
Operating income margin	8.3%	8.1%	9.7%	9.3%
Adjustments:
Restaurant relocations and related costs (1)	1,353	2,251	3,078	4,358
Restaurant and asset impairments and closing costs (2)	(181)	702	(797)	16,199
Severance (3)	—	—	888	—
Transaction-related expenses	—	140	—	347
Adjusted income from operations	$78,085	$77,300	$189,216	$203,928
Adjusted operating income margin	8.5%	8.4%	9.8%	10.4%

International Segment
(dollars in thousands)
(Loss) income from operations	$(2,049)	$9,728	$6,276	$18,363
Operating (loss) income margin	(1.9)%	8.4%	2.8%	8.1%
Adjustments:
Restaurant and asset impairments and closing costs (4)	8,067	—	9,978	—
Adjusted income from operations	$6,018	$9,728	$16,254	$18,363
Adjusted operating income margin	5.5%	8.4%	7.2%	8.1%
_________________

(1)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(2)	Represents asset impairment charges and related costs primarily associated with approved closure and restructuring initiatives.

(3)	Relates to severance expense incurred primarily as a result of restructuring of certain functions.

(4)	Represents asset impairment charges and related costs primarily associated with the restructuring of certain international markets.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	APRIL 1, 2018	OPENINGS	CLOSURES	JULY 1, 2018
U.S.
Outback Steakhouse
Company-owned	584	—	(1)	583
Franchised	154	—	—	154
Total	738	—	(1)	737
Carrabba’s Italian Grill
Company-owned	224	—	—	224
Franchised	3	—	—	3
Total	227	—	—	227
Bonefish Grill
Company-owned	193	—	(1)	192
Franchised	7	—	—	7
Total	200	—	(1)	199
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	70	—	—	70
Express
Company-owned	4	1	—	5
U.S. Total	1,239	1	(2)	1,238
International
Company-owned
Outback Steakhouse—Brazil (1)	89	3	—	92
Other	36	3	(8)	31
Franchised
Outback Steakhouse - South Korea	76	—	(2)	74
Other	54	1	—	55
International Total	255	7	(10)	252
System-wide total	1,494	8	(12)	1,490
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(1)	The restaurant counts for Brazil are reported as of February 28, 2018 and May 31, 2018 to correspond with the balance sheet dates of this subsidiary.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
	JULY 1, 2018 (1)	JUNE 25, 2017	JULY 1, 2018 (1)	JUNE 25, 2017
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more) (2):
U.S.
Outback Steakhouse	4.0%	0.3%	2.8%	0.9%
Carrabba’s Italian Grill	(0.6)%	0.4%	(1.3)%	(1.8)%
Bonefish Grill	1.5%	(2.6)%	(0.7)%	(1.6)%
Fleming’s Prime Steakhouse & Wine Bar	0.3%	(1.3)%	(0.4)%	(2.1)%
Combined U.S.	2.4%	(0.3)%	1.2%	(0.3)%
International
Outback Steakhouse - Brazil (3)	(6.1)%	12.6%	(2.6)%	8.2%

Traffic:
U.S.
Outback Steakhouse	0.6%	(0.8)%	1.5%	(1.5)%
Carrabba’s Italian Grill	(5.8)%	(2.0)%	(5.7)%	(4.7)%
Bonefish Grill	(1.2)%	(3.1)%	(1.9)%	(2.6)%
Fleming’s Prime Steakhouse & Wine Bar	(7.7)%	(5.5)%	(4.9)%	(6.5)%
Combined U.S.	(1.2)%	(1.5)%	(0.6)%	(2.5)%
International
Outback Steakhouse - Brazil	(7.7)%	3.2%	(4.7)%	0.7%

Average check per person increases (4):
U.S.
Outback Steakhouse	3.4%	1.1%	1.3%	2.4%
Carrabba’s Italian Grill	5.2%	2.4%	4.4%	2.9%
Bonefish Grill	2.7%	0.5%	1.2%	1.0%
Fleming’s Prime Steakhouse & Wine Bar	8.0%	4.2%	4.5%	4.4%
Combined U.S.	3.6%	1.2%	1.8%	2.2%
International
Outback Steakhouse - Brazil	1.9%	8.2%	2.4%	7.3%
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(1)
For Q2 2018, comparable restaurant sales and traffic compare the thirteen weeks from April 2, 2018 through July 1, 2018 to the thirteen weeks from April 2, 2017 through July 2, 2017, and for the twenty-six weeks from January 1, 2018 through July 1, 2018 to the twenty-six weeks from January 2, 2017 through July 2, 2017.

(2)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(3)	Includes trading day impact from calendar period reporting.

(4)	Average check per person includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.